SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2006

WASTE INDUSTRIES USA, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission File Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 325-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 4, 2006, Waste Industries USA, Inc. issued a press release announcing that it had completed an asset sale of its Old Kings Road Landfill, located in Jacksonville, Florida to Advanced Disposal, Inc. The sale was effective as of April 1, 2006. The aggregate cash sale price was approximately $15.8 million plus an amount of cash, to be determined after the sale, for accounts receivable. Annual revenues in 2005 for this landfill were approximately $5.2 million. The landfill was Waste Industries’ only asset in Florida and as a result of the sale Waste Industries no longer has operations in Florida.

A copy of the press release is attached as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated April 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.

By:	/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer

Date: April 4, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 4, 2006.